 If filing more than one
 Page 32, "X" box:            ?
For period ending December 31, 2014

File number 811-21328       SMA Relationship Trust

77. A. Is the Registrant filing any of the following attachments with the current filing of Form
  N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)  Y
    Y/N

NOTE:  If answer is "Y" (Yes), mark those items below being filed as an attachment to this form or incorporated by reference.   __
    Y/N

 B. Accountant's report on internal control  N
 C. Matters submitted to a vote of security holders  N
 D. Policies with respect to security investments  Y
 E. Legal proceedings  N
 F. Changes in security for debt  N
 G. Defaults and arrears on senior securities  N
 H. Changes in control of Registrant  N
 I. Terms of new or amended securities  N
 J. Revaluation of assets or restatement of capital share account  N
 K. Changes in Registrant's certifying accountant  N
 L. Changes in accounting principles and practices  N
 M. Mergers  N
 N. Actions required to be reported pursuant to Rule 2a-7  N
 O. Transactions effected pursuant to Rule 10f-3  N
 P. Information required to be filed pursuant to existing exemptive orders  N
Attachment Information (Cont. On Screen 39)

 If filing more than one
 Page 32, "X" box:            ?
For period ending December 31, 2014

File number 811-21328

Attachment Information (Cont. from Screen 38)

77. Q. 1. Exhibits  Y
    Y/N

  2. Any information called for by instructions to sub-item 77Q2  N
    Y/N

  3. Any information called for by instructions to sub-item 77Q3  N
     Y/N

SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __

79. ? List the "811" numbers and names of Registrant's wholly-owned investment company subsidiaries consolidated in this report.

811 Number  Subsidiary Name

For period ending December 31, 2014
Exhibit 77D
File number 811-21328
Exhibit 77Q1

At the June 5-6, 2014 Board Meeting, the Board of Trustees of The SMA Relationship Trust approved changing Series S' definition of "small capitalization companies" so that the market capitalization range is tied to the Fund's benchmark index.

For period ending December 31, 2014
Exhibit 77D
File number 811-21328
Exhibit 77Q1

At the September 25-26, 2014 Board Meeting, the Board of Trustees of the SMA Relationship Trust approved permitting Series A's portfolio management team to take views on volatility levels to the benefit of the Fund as well as to hedge volatility in the Fund's portfolio.

For period ending December 31, 2014
Exhibit 77D
File number 811-21328
Exhibit 77Q1

At the June 5-6, 2014 Board Meeting, the Board of Trustees of SMA Relationship Trust approved investment strategy modifications for Series G.  Specifically, effective on or about September 16, 2014, the Fund employs a global ex-US equity strategy and maintains an international portfolio by investing in issuers that are economically tied to a number of countries throughout the world, including both developed and emerging markets.  Also, the Fund may use derivatives to manage its currency exposure, for risk management purposes or as part of the Fund's investment strategies.  The Fund may use derivative instruments for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; or to obtain exposure to certain markets.